Exhibit 10.6

FORM OF

COMTECH TELECOMMUNICATIONS CORP.

VOTING AGREEMENT

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of June 14, 2026, by and between Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and the undersigned [Magnetar] / [White Hat] Investors (each, an “Investor”; together, the “Investors”). Capitalized terms used but not defined herein shall have their respective meanings set forth in that certain Exchange Agreement (the “Exchange Agreement”), dated as of the date hereof, by and among the Company, Investors, and certain other parties thereto.

RECITALS

A.	The Company has authorized a new series of its preferred stock titled the “Series B-4 Convertible Preferred Stock,” par value $0.10 per share, with an initial stated value equal to $1,238.23 per share plus Dividends accrued and added to the Liquidation Preference pursuant to Section 5 of the Series B-3 Certificate of Designations from the date hereof to the date of Exchange (the “Series B-4 Preferred Stock”), in an aggregate number of 178,180.34 shares;

B.	Pursuant to the Exchange Agreement, at the Closing, the Investors will exchange all shares of Series B-3 Preferred Stock of the Company held thereby for an equal number of shares of Series B-4 Preferred Stock (the “Offering”);

C.	Pursuant to the Series B-4 Certificate of Designations, Holders of the Series B-4 Preferred Stock generally will have the right to vote on an as-converted basis together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock; and

D.	In connection with the Offering, the parties hereto desire to enter into this Agreement to set forth their agreements and understandings with respect to how the shares of Series B-4 Preferred Stock and Common Stock held or owned, directly or indirectly, by them or over which they exercise direct or indirect voting power, will be voted.

NOW, THEREFORE, the parties agree as follows:

1.             Voting

(a)            At each meeting of the stockholders of the Company (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) and at every postponement or adjournment thereof, the Investors shall vote, all of the shares of Series B-4 Preferred Stock or Conversion Shares beneficially owned by the Investors, in the aggregate (the “Voting Shares”), and entitled to vote at such meeting of the stockholders (collectively, the “Voting Investors”), in the same proportion as the vote of all holders (excluding the Voting Investors) of shares of Series B-4 Preferred Stock or Common Stock, as applicable; provided, however, such obligation shall only apply to a vote by the Voting Investors of the Voting Investors’ shares of Series B-4 Preferred Stock or Conversion Shares, as applicable which exceeds [16.50%] [3.4999%]1 of the Company’s outstanding voting power, in the aggregate, as of January 22, 2024.

1 Magnetar Investors will be subject to the 16.5% cap and White Hat Investors will be subject to a 3.4999% cap, respectively.

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(b)           The Investors shall be present, in person or by proxy, at all meetings of the stockholders of the Company so that all Voting Shares may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 1(a) at such meetings (including at any adjournments or postponements thereof). The foregoing provision shall also apply to the execution by such Persons of any consent in lieu of a meeting of holders of shares of Common Stock or Series B-4 Preferred Stock. Not later than five (5) Business Days prior to each meeting of the Company’s stockholders, the Investors shall vote in accordance with this Section 1.

(c)            For the avoidance of doubt, the provisions of this Section 1 shall not apply to the voting and consent rights of the holders of Series B-4 Preferred Stock to be set forth in Section 9(b) of the Series B-4 Certificate of Designations.

(d)            Nothing in this Section 1 will prevent the designee of the Investors serving on the Board of Directors from taking any action while acting in such designee’s capacity as a director of the Company in accordance with his or her fiduciary duties as a director.

2.            Term. This Agreement shall become effective automatically as of the Closing and shall continue in effect after the Closing until, and shall terminate automatically upon, such time as the Investors and their Affiliates cease to beneficially own (i) the shares of Series B-4 Preferred Stock, (ii) the shares of Common Stock issued upon conversion of the shares of Series B-4 Preferred Stock and (iii) the Warrants and any shares of Common Stock issued or issuable upon the exercise of the Warrants. For the avoidance of doubt, in the event that the Securities Purchase Agreement is terminated prior to the Closing in accordance with its terms, this Agreement shall be terminated automatically with no further action required on the part of the parties hereto, and shall thereafter be deemed to be void and of no effect.

3.            Transfer Restrictions.

3.1            Restrictions on Transfer. The parties hereto acknowledge and agree that the shares of Series B-4 Preferred Stock and any Conversion Shares are subject to the applicable restrictions on Transfer set forth in Section 4.3 of the Exchange Agreement.

3.2            Joinder. Each permitted transferee of any shares of Series B-4 Preferred Stock pursuant to Section 4.3 of the Exchange Agreement shall continue to be subject to the terms hereof, and as a condition to any Transfer of Series B-4 Preferred Stock to a permitted transferee pursuant to Section 4.3 of the Exchange Agreement, such permitted transferee shall agree in writing to be bound by and subject to the terms of this Agreement by executing and delivering to the Company a joinder to this Agreement in a form reasonably acceptable to the Company (a “Joinder”). Upon the execution and delivery of a Joinder to the Company by any permitted transferee, such permitted transferee shall be deemed to be a party hereto as if such permitted transferee were the Transferor and such permitted transferee’s signature appear on the signature page to this Agreement. Any Transfer not made in compliance with the requirements of this Section 3.2 shall be null and void ab initio.

3.3           Specific Performance. The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

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4.            Representations and Warranties. The Investors hereby represent and warrant, severally and not jointly, as follows:

4.1           Power and Authority. Each Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

4.2           Due Authorization. Each Investor is a limited liability company or a limited partnership, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company, limited partnership or other entity power and authority necessary to own its properties and to carry on its business as presently conducted.

4.3           Execution and Delivery. This Agreement has been duly and validly executed and delivered by each Investor and constitutes a valid and legally binding obligation of each Investor enforceable against such Investor in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.4            No Conflict. The authorization, execution, delivery and performance by each Investor of this Agreement, and the consummation by Investor of the transactions contemplated hereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of Investor; or (b) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to such Investor or any material contract to which Investor is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation.

5.            Miscellaneous.

5.1            Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in connection with a Transfer of Series B-4 Preferred Stock to a transferee permitted by Section 4.3 of the Exchange Agreement and subject to Section 3 hereof, subject to the terms set forth therein. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

5.2            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

5.3            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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5.4            Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

5.5            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Comtech Telecommunications Corp.
305 N 54th Street

Chandler, Arizona 85226

E-mail: don.walther@comtech.com
Attention: Don Walther

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

E-mail: steven.suzzan@nortonrosefulbright.com

Attention: Steven I. Suzzan

If to Investors, to the address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

Counsel to the Magnetar Investors:

Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, NY 10019-6099
E-mail:  ehalperin@willkie.com; sewen@willkie.com
Attention: Eric Halperin; Sean Ewen

Counsel to the White Hat Investors:

McDermott Will & Schulte LLP

919 Third Avenue
New York, NY 10022
E-mail: eklein@mcdermottlaw.com
Attention: Eleazer Klein

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5.6            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. If, and whenever on or after the date hereof during the term of this Agreement, the Company amends, modifies or waives any term, condition or other provision of the Voting Agreement entered into by and between the Company and the [White Hat] / [Magnetar] Investors in substantially the same form as this Agreement (the “[White Hat] / [Magnetar] Voting Agreement”), that is more favorable to the [White Hat] / [Magnetar] Investors than those terms, conditions or other provisions included in this Agreement with respect to the Investors, then (i) the Company shall provide written notice thereof to the Investors promptly following the occurrence thereof and (ii) the terms, conditions and other provisions of this Agreement shall be, without any further action by the Investors or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investors shall receive the benefit of the more favorable terms, conditions and other provisions set forth in the [White Hat] / [Magnetar] Voting Agreement, as such agreement has been so amended, modified or waived, provided that upon written notice to the Company within ten (10) Business Days following receipt of notice from the Company of such amendment, modification or waiver, the Investors may elect not to accept the benefit of any such amended, modified or waived terms, conditions or other provisions, in which event the terms, conditions or other provisions contained in this Agreement shall apply to the Investors as it was in effect immediately prior to such amendment, modification or waiver as if such amendment, modification or waiver never occurred with respect to the Investors. The foregoing shall apply similarly and equally to each amendment, modification or waiver of the [White Hat] / [Magnetar] Voting Agreement. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.7            Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

5.8            Entire Agreement; No Third Party Beneficiary. This Agreement, the Series B-4 Certificate of Designations, the Exchange Agreement and the Series B-4 Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

5.9            Dispute Resolution. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

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5.10            Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[INVESTORS]

By:
Name:
Title:

COMTECH TELECOMMUNICATIONS CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]